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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Synaptics Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-81820, 333-82288, 333-82286, 333-82282, 333-99529 and 333-99531) on
Form S-8 of Synaptics Incorporated of our report dated July 29, 2003, with respect to the consolidated balance sheet of Synaptics Incorporated as of June 30, 2003, and the related statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended and the related financial statement schedule, which report appears in the June 30, 2003 annual report on Form 10-K of Synaptics Incorporated.

/s/ KPMG LLP

Mountain View, California
September 10, 2003